                                                                    Exhibit 24.1


                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lee R. Mitau, Susan E. Lester and Terrance R. Dolan, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 of U.S. Bancorp, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature                          Title                              Date
---------                          -----                              ----

                              Chairman, President, Chief         July 21, 1999
-------------------------     Executive Officer and Director
John F. Grundhofer            (principal executive officer)


                              Executive Vice President and       July 21, 1999
-------------------------     Chief Financial Officer
Susan E. Lester               (principal financial officer)


                              Senior Vice President and          July 21, 1999
-------------------------     Controller
Terrance R. Dolan             (principal accounting officer)


/s/ Linda L. Ahlers           Director                           July 21, 1999
-------------------------
Linda L. Ahlers


/s/ Harry L. Bettis           Director                           July 21, 1999
-------------------------
Harry L. Bettis


/s/ Arthur D. Collins, Jr.    Director                           July 21, 1999
-------------------------
Arthur D. Collins, Jr.


/s/ Peter H. Coors            Director                           July 21, 1999
-------------------------
Peter H. Coors

/s/ Robert L. Dryden          Director                           July 21, 1999
-------------------------
Robert L. Dryden


/s/ Joshua Green III          Director                           July 21, 1999
-------------------------
Joshua Green III


/s/ Delbert W. Johnson        Director                           July 21, 1999
-------------------------
Delbert W. Johnson


/s/ Joel W. Johnson           Director                           July 21, 1999
-------------------------
Joel W. Johnson


/s/ Jerry W. Levin            Director                           July 21, 1999
-------------------------
Jerry W. Levin


/s/ Edward J. Phillips        Director                           July 21, 1999
-------------------------
Edward J. Phillips


/s/ Paul A. Redmond           Director                           July 21, 1999
-------------------------
Paul A. Redmond


/s/ Richard G. Reiten         Director                           July 21, 1999
-------------------------
Richard G. Reiten


/s/ S. Walter Richey          Director                           July 21, 1999
-------------------------
S. Walter Richey


/s/ Warren R. Staley          Director                           July 21, 1999
-------------------------
Warren R. Staley